Exhibit 99.2

Synthesis Energy Systems Announces New Advanced Higher Pressure Gasification System for Syngas Generation

HOUSTON, October 27, 2014 -- Synthesis Energy Systems, Inc. (SES) (NASDAQ: SYMX), a global energy and gasification technology company enabling clean, high-value energy and chemical products from multiple feedstocks, today will introduce its latest state-of-the-art SES’ XL3000 advanced fluidized bed gasification system at the 2014 Gasification Technologies Conference in Washington, D.C. SES’ XL3000 product offering provides higher syngas capacity and delivery pressure with lower specific capital costs, while maintaining SES’ proven capability of high carbon to syngas conversion ratios with high syngas generation efficiency on both high and low quality coals. SES President and CEO, Robert W. Rigdon, will announce the company’s newest product line extension during his morning conference presentation, which will include his views on the state of the industry and the potentially large global opportunity for gasification technologies to meet the energy demands of the developing and newly industrializing regions of the world.

“Clean, economic and sustainable energy is especially critical for the many regions of the world where development is needed to improve life and deliver basic needs such as reliable power, running water and improved agriculture. These newly industrializing regions need growth with blue skies. Today’s technologies, such as gasification, provide the opportunity to skip-over older, outdated and dirty energy and chemical generation technologies as the GDP in those regions accelerates,” said Rigdon. “SES’ XL3000 gasification system is an evolution of technology from our existing operating plants and is specifically targeted in size and operating parameters to deliver economical synthesis gas from virtually any coal, including prevalent low quality, low cost coal which is largely untapped due to previous technology barriers. We believe gasification has a big role to play in growth with blue skies and the XL3000 gasification system is an important step forward with unique technology capability for cleanly and economically opening up vast low cost coal resources for future clean energy and chemical projects.”

SES’ XL3000 robust design is capable of transforming global coal resources, ranging from higher quality coals to the lowest quality, low cost coals (including low rank, high ash and high moisture coals, and lignite), into valuable synthesis gas. The XL3000 gasification system is targeted to provide broad-ranging syngas delivery capability with efficiency and economy in performance to meet the needs of the wide range of the world's syngas projects: distributed power, direct reduced iron (DRI) steelmaking, industrial chemicals, fertilizers, synthetic natural gas, and transportation fuels. XL3000 features approximately 250% higher syngas capacity than previous SES designs with delivery pressures up to 55 bar pressure, driving lower specific capital costs per unit.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the ZCM joint venture in the joint venture territory; our ability to develop the SES power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group

Investor Relations:
David Castaneda

Arsen Mugurdumov

414.351.9758

IR@synthesisenergy.com

Media Relations:
Susan Roush

747.222.7012

PR@synthesisenergy.com

-2-